Exhibit 99.1

AMRI Acquires Excelsyn Ltd.

AMRI expands Geographic Footprint and Market Share in Europe with purchase of Chemical Development/Large Scale Manufacturing Business

•         Immediately expands AMRI European customer base
•         Immediate presence in European manufacturing sector
•         Acquisition price of $19 MM
•         Excelsyn recorded 2009 revenues of $15 MM
•         Acquisition accretive to AMRI EBITDA in 2010

Albany, NY (February 17, 2010) — AMRI (NASDAQ: AMRI) today announced the acquisition of Excelsyn Ltd., a well recognized leader in providing chemical development and manufacturing services to the pharmaceutical industry in Europe.  Located in Holywell, North Wales, UK, Excelsyn has 60 employees and generated revenue of $15 million in 2009.

Excelsyn provides development and large scale manufacturing services to large pharmaceutical, specialty pharmaceutical and biotechnology customers throughout Europe, Asia and North America.  Manufacturing services include pre-clinical and Phase I – III product development as well as commercial manufacturing services for approved products. The 24/7 operation is focused on providing rapid response solutions using an innovative model for accelerated product changeovers in the plant.

The acquisition of Excelsyn expands AMRI’s portfolio of development and large scale manufacturing facilities as well as its customer portfolio, with little overlap of customers between the two companies.  The proximity of Excelsyn’s business to European customers has been an important factor in these customers’ decisions to award business to Excelsyn.

Under the terms of the agreement, AMRI has purchased all of the outstanding shares of Excelsyn for approximately $19 million in cash.  Besides gaining an expanded presence in Europe and the U.K., AMRI gains a significant cost competitive option for conducting development/manufacturing work, particularly in the production of chemical intermediates.

The 14-acre site is located approximately 60 miles outside of Manchester, England and contains Kilo lab, pilot plant and large scale manufacturing capabilities.

AMRI Chairman and CEO Thomas E. D’Ambra, Ph.D. said, “The acquisition of Excelsyn further builds out AMRI’s global continuum spanning the U.S., Asia and Europe, and is a significant milestone in its strategy to continue to expand our services platform and global footprint.  AMRI remains committed to generating significant value from this segment of our business.  We believe this acquisition will increase our ability to penetrate a market space relatively untapped to date, including customers in large pharma based in Europe. This acquisition also enhances our ability to offer lower cost solutions at a time when cost has been become a major factor in outsourcing decisions being made, particularly in the large pharmaceutical sector.”

“We are pleased to add these scientific and technical capabilities and talent to our menu of chemical development and manufacturing services,” said Dr. Steve Hagen, AMRI Vice President of Pharmaceutical Development and Manufacturing.  “Besides gaining a number of established customer relationships, we anticipate greater success in increasing our current European customer base by being able to perform work in close proximity to companies previously reluctant to work with a long distance provider.”  Dr. Hagen continued, “We anticipate the time to transition to be minimal given the close alignment of company cultures, with a focus on the highest quality, customer service and commitment to excellence.  We are excited to have this organization become part of the AMRI family.”

Excelsyn CEO Ian Shott said, “We are excited to be joining the AMRI team.  The similarities in both operations and company cultures create an even more compelling reason for our customers to continue to partner with the combined organization as their outsourcing provider of choice.  We will continue to provide the high quality services and products Excelsyn has built its reputation on, and we can now offer the expanded technologies, locations and cost structures that make AMRI the leader in the provision of integrated contract outsourcing.”

The acquired Excelsyn site will be managed by Dr. David Rowles as General Manager, Holywell Operations, who will report to Dr. Hagen.  Dr. Rowles has been Chief Operating Officer at the site since it became Excelsyn in 2004.   Mr. Shott has accepted a consulting relationship and will continue to assist with customer relationships for the U.K. site and also work with AMRI’s business development team to build further relationships for all of AMRI’s locations with potential customers in Europe.
Peroxident Ltd. acted as financial advisor to AMRI.

About AMRI
Founded in 1991, Albany Molecular Research, Inc. provides scientific services, products and technologies focused on improving the quality of life.  AMRI works on drug discovery and development projects and conducts manufacturing of active ingredients and pharmaceutical intermediates for many of the world’s leading healthcare companies.  As an additional value added service to its customers, the company is also investing in R&D in order to expand its contract services and to identify novel early stage drug candidates with the goal to outlicense to a strategic partner.  With locations in the U.S., Europe, and Asia, AMRI provides customers with a wide range of services, technologies and cost models.

About Excelsyn
Excelsyn Molecular Development excels at providing a broad range of cost effective process research and development chemistry services and niche-scale manufacturing for pharmaceutical intermediates and APIs. Located on a single site near Holywell, North Wales (U.K.), Excelsyn’s facilities include laboratory and cGMP Kilo scales, transitioning to pilot plant and niche-scale production plant assets. Clients range from global pharmaceutical companies to virtual biotechnology businesses.

Forward-looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements may be identified by forward-looking words such as "may," "could," "should," "would," "will," "intend," "expect," "anticipate," "believe" and "continue" or similar words and include, without limitation, statements by Dr. D’Ambra, Dr. Hagen, and Mr. Shott, statements concerning the proposed acquisition, the terms and the timing of the acquisition and statements concerning earnings per share and costs.  Readers should not place undue reliance on our forward-looking statements. The company's actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company's control. Factors that could cause such differences include, but are not limited to, the reaction of customers of the company and Excelsyn to the acquisition; the company’s timing and ability to successfully integrate Excelsyn’s operations (including migration of Excelsyn to the company’s systems and controls) and employees; the introduction of new services by competitors or the entry of new competitors into the markets for the company’s and Excelsyn’s services; the failure by the company to retain key employees of Excelsyn; failure to further develop and successfully market Excelsyn service offerings; failure to achieve anticipated revenues and earnings; costs related to the acquisition; the company's ability to attract and retain experienced scientists; trends in pharmaceutical and biotechnology companies outsourcing of chemical research and development; the company's ability to enforce its intellectual property and technology rights; the risks posed by international operations to the company; and the company's ability to effectively manage its growth, as well as those factors discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on March 13, 2009 and the company's other SEC filings. The company does not undertake any duty to and does not intend to update any forward-looking statements contained in this press release after the date of this press release.

Contacts:

Investors – Peter Jerome, AMRI Director of Investor Relations, 518-512-2220
Media – Andrea Schulz, AMRI Corporate Communications, 518-512-2226